Supplemental Financial & Operating Information SECOND QUARTER ENDED JUNE 30, 2017

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 About Spirit Spirit Realty Capital, Inc., (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential retail real estate, subject to long-term net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk-adjusted returns and steady dividend growth for our shareholders. As of June 30, 2017, our diversified portfolio was composed of 2,549 properties, including properties securing mortgage loans. Our properties, with an aggregate gross leasable area of approximately 51 million square feet are leased to 432 tenants across 49 states and 30 industries. 2 CORPORATE OVERVIEW Corporate Headquarters 2727 N. Harwood St., Suite 300 Dallas, Texas 75201 Phone: 972-476-1900 www.spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com Investor Relations (972) 476-1903 InvestorRelations@spirit realty.com

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 TABLE OF CONTENTS 3 Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Acquisition and Disposition Activity 12 Tenant / Industry / Portfolio Diversification 14 Same Store Performance 17 Occupancy 18 Lease Summary 19 Net Asset Value (NAV) Components 21 Analyst Coverage 22 Appendix: 23 Reporting Definitions and Explanations 24 Non-GAAP Reconciliations 28 Forward-Looking Statements and Risk Factors 29

SPIRIT REALTY

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands

Portfolio Data		
Total Real Estate Investments	$	8,136,064
Owned Properties		2,475
Properties Securing Mortgage Loans		74
Total Properties		**2,549**
Tenants		432
Industries		30
States		49
Occupancy		97.9%

Capitalization		
Equity Market Capitalization	$	3,393,058
Total Debt	$	3,926,442
Total Market Capitalization	$	7,319,500
Enterprise Value	$	7,255,977

Corporate Liquidity		
Cash and Cash Equivalents	$	11,246
Master Trust Release and 1031 Accounts	$	52,277
Availability Under Revolving Credit Facility	$	480,000
Availability Under Term Loan	$	—
Total	**$**	**543,523**

Financial Ratios	
Adjusted Debt / Enterprise Value	53.2%
Adjusted Debt / Annualized Adjusted EBITDA	7.1x
Adjusted Debt / Annualized Adjusted EBITDA excluding severance costs [(1)]	6.6x
Fixed Charge Coverage Ratio	3.3x
Fixed Charge Coverage Ratio excluding severance costs [(1)]	3.6x

[(1)] Excludes severance costs for the three months ended June 30, 2017

	Top 10 Tenants		Properties	Percent of Contractual Rent
1	Specialty Retail Shops Holding Corp.	SHOPKO	105	7.9%
2	AMC Entertainment, Inc.	amc	18	2.6%
3	Walgreen Company	Walgreens	44	2.5%
4	Cajun Global, LLC	Church's	187	2.2%
5	Academy, LTD	Academy SPORTS & OUTDOORS	6	1.9%
	Top 5 Total		**360**	**17.1%**
6	Alimentation Couche-Tard, Inc.		82	1.9%
7	AB Acquisition, LLC	Albertsons	23	1.7%
8	The Home Depot, Inc.	HOME DEPOT	7	1.7%
9	CVS Caremark Corporation	CVS	36	1.5%
10	Carmax, Inc.	CARMAX	8	1.5%
	Top 10 Total		**516**	**25.4%**
	Portfolio Weighted Average Remaining Lease Term (Years)			**10.3**
	Portfolio Weighted Average Unit Level Rent Coverage			**3.0x**
	Portfolio Median Unit Level Rent Coverage			**2.4x**

Unencumbered Assets	Properties		Real Estate Investment
Retail	1,238	$	4,241,122
Industrial	23		471,364
Office	23		143,831
Total	**1,284**	**$**	**4,856,317**
Unencumbered Assets / Unsecured Debt			2.7x

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 4

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 (Unaudited) Three Months Ended June 30, Six Months Ended June 30, 2017 2016 2017 2016 Revenues Rentals $ 160,487 $ 160,506 $ 319,707 $ 322,325 Interest income on loans receivable 874 1,625 1,766 3,284 Earned income from direct financing leases 518 698 1,130 1,422 Tenant reimbursement income 4,480 3,200 8,445 7,024 Other income 2,276 5,697 3,009 6,028 Total revenues 168,635 171,726 334,057 340,083 Expenses General and administrative (G&A) (1) 22,862 13,850 36,280 25,499 Restructuring charges — 1,813 — 2,462 Transaction costs 485 — 485 — Property costs 9,632 6,611 18,683 13,938 Real estate acquisition costs 424 979 577 1,036 Interest 46,826 49,172 93,449 102,189 Depreciation and amortization 64,220 64,263 129,214 128,927 Impairments 15,996 13,371 50,372 25,989 Total expenses 160,445 150,059 329,060 300,040 Income from continuing operations before other expense and income tax expense 8,190 21,667 4,997 40,043 Gain (loss) on debt extinguishment 8 14,016 (22) 8,675 Income from continuing operations before income tax expense 8,198 35,683 4,975 48,718 Income tax expense (265) (839) (430) (920) Income from continuing operations before gain on disposition of assets 7,933 34,844 4,545 47,798 Gain on disposition of assets 15,273 11,115 31,490 21,261 Net income attributable to common stockholders $ 23,206 $ 45,959 $ 36,035 $ 69,059 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands 5 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. (1) 2017 balances include $11.1 million in severance related costs.

SPIRIT REALTY

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO)

$ in thousands, except per share amounts

(Unaudited)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Net income attributable to common stockholders (1) (2)	$ 23,206	$ 45,959	$ 36,035	$ 69,059
Portfolio depreciation and amortization	64,081	64,166	128,936	128,737
Portfolio impairments	15,996	13,371	50,372	26,309
Realized gain on sales of real estate	(15,273)	(11,115)	(31,490)	(21,261)
Funds from operations	**$ 88,010**	**$ 112,381**	**$ 183,853**	**$ 202,844**
Loss on debt extinguishment	(8)	(14,016)	22	(8,675)
Restructuring charges	—	1,813	—	2,462
Other costs in G&A associated with headquarters relocation	—	1,129	—	1,941
Transaction costs	485	—	485	—
Real estate acquisition costs	424	979	577	1,036
Non-cash interest expense	5,665	3,010	11,127	5,966
Accrued interest and fees on defaulted loans	899	1,243	1,573	3,098
Swap termination costs (included in G&A)	—	1,724	—	1,724
Non-cash revenues, net	(5,523)	(5,367)	(11,914)	(11,954)
Non-cash compensation expense (1)	9,194	1,485	11,438	3,790
Adjusted funds from operations	**$ 99,146**	**$ 104,381**	**$ 197,161**	**$ 202,232**
Dividends declared to common stockholders	$ 82,422	$ 83,944	$ 169,544	$ 161,545
Net income per share of common stock				
Basic (3)	$ 0.05	$ 0.10	$ 0.07	$ 0.15
Diluted (3)	$ 0.05	$ 0.10	$ 0.07	$ 0.15
FFO per share of common stock				
Diluted (3)	$ 0.18	$ 0.24	$ 0.38	$ 0.44
AFFO per share of common stock				
Diluted (3)	$ 0.21	$ 0.22	$ 0.41	$ 0.44
Weighted average shares of common stock outstanding:				
Basic	479,102,268	473,161,125	480,845,051	457,263,526
Diluted	479,102,268	473,164,386	480,845,622	457,267,015

(1) Included in 2017 G&A balances is $11.1 million of severance related costs, comprising $4.2 million of cash compensation and $6.9 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards.

(2) For the three and six months ended June 30, 2016, Net Income Attributable to Common Stockholders includes compensation for lost rent received from the Haggen Holdings, LLC settlement for 6 rejected stores as follows (in millions):

Contractual rent from date of rejection through either sale or June 30, 2016	$ 1.3
Three month of prepaid rent for the 3 stores subsequently sold	0.5
Total included in AFFO	$ 1.8

(3) For the three months ended June 30, 2017 and 2016, dividends paid to unvested restricted stockholders of $0.2 million and $0.1 million, respectively, are deducted from Net Income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 6

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 7 (Unaudited) June 30, December 31, 2017 2016 Assets: Real estate investments: Land and improvements $ 2,652,512 $ 2,704,010 Buildings and improvements 4,748,049 4,775,221 Total real estate investments 7,400,561 7,479,231 Less: accumulated depreciation (1,001,057) (940,005) 6,399,504 6,539,226 Loans receivable, net 66,415 66,578 Intangible lease assets, net 457,580 470,276 Real estate assets under direct financing leases, net 27,373 36,005 Real estate assets held for sale, net 133,166 160,570 Net investments 7,084,038 7,272,655 Cash and cash equivalents 11,246 10,059 Deferred costs and other assets, net 169,699 140,917 Goodwill 254,340 254,340 Total Assets $ 7,519,323 $ 7,677,971 Liabilities and Stockholders' Equity Liabilities: Revolving Credit Facility $ 320,000 $ 86,000 Term Loan, net 418,880 418,471 Senior Unsecured Notes, net 295,135 295,112 Mortgages and notes payable, net 2,103,425 2,162,403 Convertible Notes, net 709,183 702,642 Total debt, net 3,846,623 3,664,628 Intangible lease liabilities, net 169,831 182,320 Accounts payable, accrued expenses and other liabilities 147,036 148,915 Total liabilities 4,163,490 3,995,863 Stockholders' equity: Common stock, $0.01 par value, 750,000,000 shares authorized: 457,902,592 and 483,624,120 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively. 4,579 4,836 Capital in excess of par value 5,188,514 5,177,086 Accumulated deficit (1,837,260) (1,499,814) Total stockholders' equity 3,355,833 3,682,108 Total Liabilities and Stockholders' Equity $ 7,519,323 $ 7,677,971 CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Enterprise Value $7,256 Million $8,000 $7,000 $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0 -$1,000 8 Equity Shares Outstanding 457,902,592 Share Price $ 7.41 Equity Market Capitalization $ 3,393,058 Debt PrincipalBalance Revolving Credit Facility $ 320,000 Term Loan 420,000 Senior Unsecured Notes 300,000 Convertible Notes 747,500 Master Trust Notes 1,662,578 CMBS 476,364 Total Debt $ 3,926,442 CAPITALIZATION $ in thousands (unless otherwise stated), except per share data Enterprise Value Total Market Capitalization $ 7,319,500 Less: Cash and Cash Equivalents $ (11,246) Less: Master Trust Release and 1031 Accounts $ (52,277) Enterprise Value $ 7,255,977 ($ in millions) CMBS $ 476 Master Trust Notes $ 1,663 Convertible Notes / Revolving Credit Facility / Term Loan / Senior Unsecured Notes $ 1,788 Equity $ 3,393 Master Trust Release and 1031 Accounts $ (52) Cash $ (11) Debt Type Unsecured 46% Secured 54% Fixed/Floating Rate Debt Floating 19% Fixed 81%

SPIRIT REALTY

DEBT SUMMARY

$ in thousands

	Unsecured Debt[1]								Secured Debt[1]				Total	
	Revolving Credit Facility		Term Loan		Senior Unsecured Notes		Convertible Notes		Master Trust Notes		CMBS		Total	
Year of Maturity	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate	Amount	Weighted Avg. Stated Int. Rate
2017 Remainder	$ —		$ —		$ —		$ —		$ —		$ 138,203	7.25%	$ 138,203	7.25%
2018	—		420,000	2.57%	—		—		125,000	3.89%	58,072	4.27%	603,072	3.00%
2019	320,000	2.41%	—		—		402,500	2.88%	—		10,000	4.61%	732,500	2.70%
2020	—		—		—		—		451,410	4.71%	—		451,410	4.71%
2021	—		—		—		345,000	3.75%	224,511	5.76%	—		569,511	4.54%
2022	—		—		—		—		311,581	5.74%	42,400	4.67%	353,981	5.61%
2023	—		—		—		—		190,076	5.27%	220,323	5.47%	410,399	5.37%
2024	—		—		—		—		—		—		—	
2025	—		—		—		—		—		1,257	6.00%	1,257	6.00%
2026	—		—		300,000	4.45%	—		—		—		300,000	4.45%
Thereafter	—		—		—		—		360,000	4.63%	6,109	5.80%	366,109	4.65%
Total Debt	**$ 320,000**		**$ 420,000**		**$ 300,000**		**$ 747,500**		**$ 1,662,578**		**$ 476,364**		**$3,926,442**	
(Discounts) Premiums, Net	—		—		(1,737)		(28,616)		(16,679)		345		(46,687)	
Deferred Financing Costs, Net[3]	—		(1,120)		(3,128)		(9,701)		(14,832)		(4,351)		(33,132)	
Total Debt, Net	**$ 320,000**		**$ 418,880**		**$ 295,135**		**$ 709,183**		**$ 1,631,067**		**$ 472,358**		**$3,846,623**	
Weighted Avg. Stated Int. Rate		2.41%		2.57%		4.45%		3.28%		5.03%		5.75%		4.26%
Weighted Avg. Maturity in Years	1.7		1.3		9.2		2.8		5.7		3.7		4.4	
Number of Owned and Financed Properties Securing Debt	—		—		—		—		1,139		126		1,265	

(1) Amounts are aggregated by outstanding principal balance of debt by maturity without giving effect to scheduled amortization. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.
(2) Interest rates include the default interest rates for four separate fixed rate CMBS loans totaling $53.6 million, including $10.7 million of capitalized interest, that are in default due to underperformance of the six properties that secure them. The weighted average stated interest rate for these defaulted loans is 9.13%. If the defaulted loans were excluded, the weighted average stated interest rate for 2017 CMBS maturities would be 5.19%, the weighted average stated interest rate for all CMBS maturities would be 5.32% and the weighted average stated interest rate for all debt maturities would be 4.18%.
(3) Excludes deferred financing costs incurred in connection with the 2015 Credit Facility, which are reported in Deferred costs and other assets, net in the consolidated balance sheet.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 9

SPIRIT REALTY

DEBT MATURITIES BY QUARTER

$ in thousands

Year of Maturity [1]	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total	Weighted Avg. Stated Int. Rate [2]
2017 Remainder	$ —	$ —	$ 98,185 [3]	$ 40,018	$ 138,203	7.25%
2018	24,800	—	9,657	568,615 [4]	603,072	3.00%
2019	330,000 [5]	402,500	—	—	732,500	2.70%
2020	150,000	48,110	253,300	—	451,410	4.71%
2021	224,511	345,000	—	—	569,511	4.54%
Thereafter	671,581	—	540,832	219,333	1,431,746	5.02%
Total Debt	**$ 1,400,892**	**$ 795,610**	**$ 901,974**	**$ 827,966**	**$ 3,926,442**	**4.26%**


Hardee's
Hardee's


PETSMART
GROOMING
PETSHOTEL

(1) Amounts are aggregated by outstanding principal balance of debt by maturity without giving effect to scheduled amortization. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.

(2) Interest rates include the default interest rate for four separate fixed rate CMBS loans which are in default. If the defaulted loans were excluded, the 2017 weighted average stated interest rate would be 5.19% and the total weighted average stated interest rate for all maturities would be 4.18%.

(3) The third quarter of 2017 includes $53.6 million (including $10.7 million of capitalized interest), for the acceleration of principal payable following an event of default under the four CMBS fixed-rate loans with stated maturities in 2017.

(4) The fourth quarter of 2018 includes a $420 million unsecured Term Loan that is extendible at borrower's option pursuant to two one-year extension options.

(5) The first quarter of 2019 includes a $320 million Revolving Credit Facility that is extendible at borrower's option pursuant to a one-year extension option.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 10

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 SENIOR UNSECURED NOTES COVENANT COMPLIANCE Covenant Requirement June 30, 2017 Total Debt to Total Assets < 60% 46% Total Secured Debt to Total Assets < 40% 25.5% Fixed Charge Coverage > 1.5x 3.42x Total Unencumbered Assets to Total Unsecured Debt > 1.5x 2.72x Credit Ratings Fitch Ratings (stable) BBB- Moody's Ratings Services (negative) Baa3 Standard & Poor's Rating Services (stable) BBB- Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 11

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 ACQUISITION ACTIVITY $ in thousands 12 Q2 2017 % of Gross Investment Number of Transactions Number of Properties Gross Investment (1) Annualized Rents Total Square Feet Initial Cash Yield Economic Yield Wtd. Avg. Lease Term (Years) New Tenants 3.5% 1 1 $ 3,245 $ 240 4,954 7.40% 8.52% 15.0 Existing Tenants 96.5% 6 8 89,577 6,243 435,477 6.97% 8.15% 12.8 Total/Weighted Average 100.0% 7 9 $ 92,822 $ 6,483 440,431 6.98% 8.17% 12.9 By Asset Type: Retail 32.2% 5 7 $ 29,931 $ 2,226 26,201 7.44% 8.18% 12.8 Industrial 44.9% 1 1 41,671 2,936 303,485 7.05% 7.23% 14.0 Office 22.9% 1 1 21,220 1,321 110,745 6.22% 9.98% 10.5 Total/Weighted Average 100.0% 7 9 $ 92,822 $ 6,483 440,431 6.98% 8.17% 12.9 Of Our Q2 2017 Gross Investment of $92.8 Million: 23.6% Sale-Leaseback Transactions 13.4% Master Leases Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. (1) Includes revenue producing capital expenditures. YTD 2017 % of Gross Investment Number of Transactions Number of Properties Gross Investment (1) Annualized Rents Total Square Feet Initial Cash Yield Economic Yield Wtd. Avg. Lease Term (Years) New Tenants 20.1% 8 15 $ 48,370 $ 3,564 311,555 7.37% 8.41% 17.7 Existing Tenants 79.9% 14 20 192,395 13,473 912,316 7.00% 7.63% 12.5 Total/Weighted Average 100.0% 22 35 $ 240,765 $ 17,037 1,223,871 7.08% 7.78% 13.7 By Asset Type: Retail 73.9% 20 33 $ 177,874 $ 12,780 809,641 7.18% 7.65% 13.9 Industrial 17.3% 1 1 41,671 2,936 303,485 7.05% 7.23% 14.0 Office 8.8% 1 1 21,220 1,321 110,745 6.22% 9.98% 10.5 Total/Weighted Average 100.0% 22 35 $ 240,765 $ 17,037 1,223,871 7.08% 7.78% 13.7 Of Our YTD 2017 Gross Investment of $240.8 Million: 36.3% Sale-Leaseback Transactions 18.8% Master Leases

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 Q2 2017 % of R/E Investment Number of Properties Real Estate Investment Gross Sales Price Capitalization Rate (1) Wtd. Avg. Remaining Lease Term (Yrs) Occupied 86.0% 33 $89,180 $97,896 7.14% 12.7 Vacant 14.0% 15 14,537 11,708 — — Total/Weighted Average 100.0% 48 $ 103,717 $ 109,604 7.14% 12.7 By Asset Type: Retail 83.6% 42 $86,669 $93,601 7.11% 13.0 Industrial 1.5% 2 1,600 1,458 — — Office 14.9% 4 15,448 14,545 7.39% 10.2 Total/Weighted Average 100.0% 48 $ 103,717 $ 109,604 7.14% 12.7 YTD 2017 % of R/E Investment Number of Properties Real Estate Investment Gross Sales Price Capitalization Rate (1) Wtd. Avg. Remaining Lease Term (Yrs) Occupied 62.8% 51 $173,532 $190,628 7.50% 10.7 Vacant 37.2% 54 102,770 91,598 — — Total/Weighted Average 100.0% 105 $ 276,302 $ 282,226 7.50% 10.7 By Asset Type: Retail 91.5% 98 $252,843 $259,023 7.40% 11.2 Industrial 2.9% 3 8,011 8,658 9.92% 1.1 Office 5.6% 4 15,448 14,545 7.39% 10.2 Total/Weighted Average 100.0% 105 $ 276,302 $ 282,226 7.50% 10.7 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. DISPOSITION ACTIVITY $ in thousands (1) Capitalization rates are calculated based solely on income producing properties. 13

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 TENANT DIVERSIFICATION – TOP 20 14 Tenant Number of Properties Total Square Feet (in thousands) Percent of Contractual Rent 1 Shopko (Specialty Retail Shops Holding Corp.) 105 7,115 7.9% 2 AMC Entertainment, Inc. 18 917 2.6% 3 Walgreen Company 44 649 2.5% 4 Church's Chicken (Cajun Global, LLC) 187 265 2.2% 5 Academy Sports + Outdoors (Academy, LTD ) 6 1,805 1.9% 6 Circle K (Alimentation Couche-Tard, Inc.) 82 248 1.9% 7 Albertsons (AB Acquisition, LLC) 23 1,030 1.7% 8 The Home Depot, Inc. 7 821 1.7% 9 CVS Caremark Corporation 36 405 1.5% 10 Carmax, Inc. 8 356 1.5% 11 Regal Entertainment Group 15 656 1.5% 12 GPM Investments, LLC 105 272 1.4% 13 FedEx Corporation 6 690 1.4% 14 Car Wash Partners, Inc. 23 162 1.2% 15 Ferguson Enterprises, Inc. 8 1,100 1.1% 16 Universal Pool Co., Inc. 14 543 1.1% 17 Goodrich Quality Theaters 5 245 1.1% 18 Rite Aid Corp 24 285 1.0% 19 Dollar General Corporation 64 659 1.0% 20 PetSmart, Inc. 6 1,016 1.0% Other 1,636 28,707 62.8% Vacant 53 2,725 — Total 2,475 50,671 100.0% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 INDUSTRY DIVERSIFICATION Industry Concentration: Percent of Contractual Rent Traditional Retail 34.1% Service 59.1% Industrial 5.9% Other 0.9% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 15 Industry Sub Industry Number ofProperties Total Square Feet (in thousands) Percent of Contractual Rent Traditional Retail General Merchandise 143 8,494 9.6% Service Restaurants - Casual Dining 310 1,868 8.7% Service Restaurants - Quick Service 588 1,369 8.0% Service Movie Theaters 62 3,115 7.7% Service Convenience Stores 318 1,026 6.9% Traditional Retail Grocery 65 3,170 5.3% Service Drug Stores / Pharmacies 105 1,475 5.1% Service Medical / Other Office 121 1,288 4.8% Service Health and Fitness 45 1,800 4.1% Traditional Retail Sporting Goods 24 2,884 4.1% Traditional Retail Specialty Retail 42 2,177 3.1% Service Entertainment 25 1,159 2.8% Traditional Retail Home Improvement 16 1,777 2.7% Service Automotive Services 128 748 2.6% Service Education 55 821 2.5% Industrial Building Materials 63 2,291 2.5% Traditional Retail Home Furnishings 26 1,561 2.4% Service Automotive Dealers 23 665 2.3% Traditional Retail Apparel 13 1,994 2.2% Industrial Distribution 12 1,239 2.0% Service Car Washes 41 231 1.8% Industrial Manufacturing 17 2,289 1.4% Traditional Retail Dollar Stores 77 796 1.2% Traditional Retail Automotive Parts 61 531 1.2% Traditional Retail Wholesale Clubs 5 513 1.0% Service Pet Supplies & Service 6 1,015 1.0% Other Other 5 596 0.9% Service Financial Services 4 342 0.8% Traditional Retail Office Supplies 17 488 0.8% Traditional Retail Consumer Electronics 5 224 0.5% Vacant 53 2,725 — Total 2,475 50,671 100.0%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. PORTFOLIO DIVERSIFICATION Over $8 billion in real estate investments solely focused on U.S. markets 16 % of Contractual Rent Texas 11.9% Michigan 3.9% Alabama 2.5% Oklahoma 1.5% Massachusetts 1.1% New Hampshire 0.8% Connecticut 0.6% Wyoming 0.3% Georgia 6.1% Minnesota 3.4% South 2.5% Kentucky 1.4% New Jersey 1.1% Maryland 0.7% West Virginia 0.5% Alaska 0.1% Illinois 5.7% Indiana 3.0% Virginia 1.9% New York 1.4% Iowa 1.1% Louisiana 0.7% Nebraska 0.5% U.S. Virgin 0.1% Florida 5.6% Tennessee 3.0% Colorado 1.9% Washington 1.3% Oregon 1.1% Utah 0.7% North Dakota 0.4% Delaware —% California 4.9% Missouri 2.9% Pennsylvania 1.8% Nevada 1.3% Idaho 1.0% South Dakota 0.7% Maine 0.4% Vermont —% Ohio 4.6% Arizona 2.8% Kansas 1.7% Arkansas 1.2% Mississippi 0.9% Montana 0.6% Rhode Island 0.3% Hawaii —% Wisconsin 4.0% North Carolina 2.5% New Mexico 1.6% Asset Diversification Retail 85% Industrial 9% Office 6% % of Contractual Rent 0%–1% 1%–2% 2%–3% 3%–4% 4%–5% > 5%

SPIRIT REALTY

SAME STORE PERFORMANCE

$ in thousands

Same Store Results	
Number of Properties	2,071
Total Square Feet (in thousands)	39,607
Cash Rents Received *(excludes accrued percentage rents)*	
Q2 2017	$ 130,644
Q2 2016	$ 129,227
Increase (in dollars)	$ 1,417
Increase (percent)	1.1%

Same Store Pool Defined

For purposes of determining the same store rent property pool from which we measure same store rent changes, we include all properties owned throughout the measurement period in both the current and prior year, excluding multi-tenant properties and any properties that were vacant or relet at any point during the measurement period.



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Industry	Cash Rents Received for the Quarter ended June 30, 2017	2016	Net Change	% Change by Industry Type	% of Total Industry Contribution	% Change from Prior Year
Movie Theatres	$ 10,644	$ 10,208	$ 436	4.3 %	8.1%	0.3%
Restaurants - Casual Dining	11,990	11,728	262	2.2 %	9.2%	0.2%
Consumer Electronics	754	587	167	28.4 %	0.6%	0.1%
Home Furnishings	3,250	3,110	140	4.5 %	2.5%	0.1%
Sporting Goods	5,079	4,948	131	2.6 %	3.9%	0.1%
Grocery	7,122	7,249	(127)	(1.8)%	5.5%	(0.1)%
Restaurants - Quick Service	11,420	11,304	116	1.0 %	8.7%	0.1%
General Merchandise	13,917	13,819	98	0.7 %	10.7%	0.1%
Remaining Industries	66,468	66,274	194	0.3 %	50.8%	0.2%
Total	**$ 130,644**	**$ 129,227**	**$ 1,417**	**1.1 %**	**100.0%**	**1.1%**

Asset Type	Cash Rents Received for the Quarter ended June 30, 2017	2016	Net Change	% Change by Industry Type	% of Total Industry Contribution	% Change from Prior Year
Retail	$ 111,810	$ 110,598	$ 1,212	1.1%	85.6%	0.9%
Industrial	11,094	10,997	97	0.9%	8.5%	0.1%
Office	7,740	7,632	108	1.4%	5.9%	0.1%
Total	**$ 130,644**	**$ 129,227**	**$ 1,417**	**1.1%**	**100.0%**	**1.1%**

Note: Same store performance represents the period-to-period change in contractual rent and percentage rents received, net of reserves for properties included within the defined pool.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 17

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 OCCUPANCY 18 By Property Occupied 2,422 Vacant 53 Total Owned Properties 2,475 Occupancy Rate 97.9% Change in Vacant Properties Vacant Properties at December 31, 2016 46 Additions 63 Dispositions/Relets (56) Vacant Properties at June 30, 2017 53 Historical Occupancy Rates 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 98.7% 98.2% 98.4% 98.3% 98.7% 98.5% 98.6% 98.7% 98.3% 98.4% 98.2% 97.7% 97.9% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Unit Level Coverage* 3.0x 2.5x 2.0x 1.5x 1.0x 0.5x 0.0x Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 2.8x 2.8x 2.8x 2.8x 2.8x 2.9x 2.9x 2.9x 3.0x 3.0x 3.0x 3.0x 3.0x *Unit Level Rent Coverage is derived from the most recent data of tenants who provide unit level financial reporting representing approximately 50% of our rental revenues as of June 30, 2017. Spirit does not independently verify financial information provided by its tenants.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 LEASE STRUCTURE AND EXPIRATIONS $ in thousands Lease Expirations as a Percent of Contractual Rent 2017 Remainder 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter 1.5% 3.6% 3.4% 3.3% 7.4% 4.8% 5.4% 3.1% 5.8% 7.2% 54.5% 19   Year Number of Properties Total Square Feet (in thousands) Contractual Rent Annualized (1) 2017 Remainder 35 1,124 $ 9,064 2018 71 1,796 22,093 2019 105 1,911 20,829 2020 73 1,540 20,136 2021 187 3,894 45,264 2022 113 2,664 29,539 2023 108 3,535 33,004 2024 55 1,150 19,106 2025 77 2,080 35,661 2026 194 4,023 44,492 Thereafter 1,404 24,229 336,137 Vacant 53 2,725 — Totals 2,475 50,671 $ 615,325 Based on Contractual Rent: 89% of our leases (excluding those on multi-tenant properties) provide for periodic escalations, 44% of our leases are under Master Lease structures, 82% of our tenants are under Triple Net Leases and 95% of tenants report financial information. Lease Escalations as a Percent of Contractual Rent (Excludes Multi-Tenant Properties) Contractual Fixed Increases 53% Flat 11% CPI-Related 36% (1) Contractual Rent multiplied by twelve. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 LEASE ACTIVITY $ in thousands 20 Q2 2017 Renewals with anexisting tenant Relet to a new tenant after a period of vacancy Re-leasing Totals Prior Contractual Rent 89,058 — 89,058 New Contractual Rent 84,382 — 84,382 Recapture Rate 94.7% 94.7% Number of Leases 6 — 6 Average Months Vacant — — — Additional Invested Capital — — — Incremental Yield —% —% —% Renewed Did not renew Expiring Leases in Q2 2017 75.0% 25.0% YTD 2017 Renewals with anexisting tenant Relet to a new tenant after a period of vacancy Re-leasing Totals Prior Contractual Rent 453,929 29,362 483,291 New Contractual Rent 458,299 18,533 476,832 Recapture Rate 101.0% 63.1% 98.7% Number of Leases 21 2 23 Average Months Vacant 17.5 2.1 Additional Invested Capital — — — Incremental Yield —% —% —%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 (1) Includes six direct financing lease properties with a Real Estate Investment value of $27.4 million. Annualized Cash Rents include the tenants' current cash obligations of $2.1 million for the lease of these properties. (2) Represents Real Estate Investment value net of accumulated depreciation as of June 30, 2017. (3) Includes 27 properties that are held for sale with a net book value of $44.5 million. (4) Includes four vacant properties (one held for sale with a net book value of $3.4 million) and two active property that is held for sale with a net book value of $2.9 million. These six properties were acquired between 2006 and 2013. (5) Includes $82.8 million in dividends payable. (6) Includes $53.6 million (including $10.7 million of capitalized interest) of outstanding principal payable under four fixed rate CMBS loans that are in default due to the underperformance of the six properties that secure them with a net book value of $27.6 million. Net Book Value Tangible Assets Cash and Cash Equivalents $ 11,246 Restricted Cash 52,277 Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net 22,471 Total Other Assets $ 85,994 21 Owned Real Estate Portfolio Number of Properties Real Estate Investment Net Book Value (2) Annualized Cash Rents Wtd. Avg. Lease Term (Years) Retail (1) 2,213 $ 6,744,320 $ 5,707,562 $ 514,230 10.5 Office 114 451,296 392,528 36,422 9.1 Industrial 67 660,121 556,077 53,472 8.6 Leased Real Estate Properties Held For Sale, Net 26 91,028 82,322 5,038 N/M Vacant Properties (3) 49 87,951 81,675 — N/A Properties under Defaulted Loans (4) 6 34,934 27,629 1,530 N/A Total Owned Real Estate Portfolio 2,475 $ 8,069,650 $ 6,847,793 $ 610,692 10.3 Wtd. Avg. Stated Int. Rate Wtd. Avg. Maturity (Years) Principal Balance Outstanding Revolving Credit Facility 2.41% 1.7 $ 320,000 Term Loan 2.57% 1.3 $ 420,000 Senior Unsecured Notes 4.45% 9.2 $ 300,000 Master Trust Notes 5.03% 5.7 $ 1,662,578 CMBS Notes (6) 5.75% 3.7 $ 476,364 Convertible Notes 3.28% 2.8 $ 747,500 Total Debt 4.26% 4.4 $ 3,926,442 NET ASSET VALUE (NAV) COMPONENTS $ in thousands Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Net Book Value Other Liabilities Accounts Payable, Accrued Expenses, and Other Tangible Liabilities (5) $ 147,036 Total Other Liabilities $ 147,036 Number of Properties Wtd. Avg. Stated Int. Rate Wtd. Avg. Maturity (Years) Principal Balance Outstanding Total Loans Receivable 74 9.55% 3.7 $ 60,289 Shares Outstanding Common Stock 457,902,592

ANALYST COVERAGE

BofA Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	646.855.1681
BTIG	Michael Gorman	mgorman@btig.com	212.738.6138
Capital One Securities	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
Deutsche Bank	Vincent Chao	vincent.chao@db.com	212.250.6799
	Greg Schweitzer	greg.schweitzer@db.com	212.250.9194
FBR Capital Markets & Co.	David Corak	dcorak@fbr.com	703.312.1610
	Matt Boone	mboone@fbr.com	703.312.1848
Green Street Advisors	Michael Knott	mknott@greenstreetadvisors.com	949.640.8780
	Andrew Suh	asuh@greenstreetadvisors.com	949.640.8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	646.840.3217
	Venkat Kommineni	vkommineni@janney.com	646.840.3219
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	212.622.6682
	Gene Nusinzon	gene.nusinzon@jpmorgan.com	212.622.1041
Ladenburg Thalman & Co.	Dan Donlan	ddonlan@ladenburg.com	212.409.2056
	John Massocca	jmassocca@ladenburg.com	212.409.2543
Mizuho Securities	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	212.205.7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	212.205.7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Landon Park	landon.park@morganstanley.com	212.761.6368
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Marnie Georges	marnie.georges@raymondjames.com	727.567.2658
RBC Capital Markets	Michael Carroll	michael.carroll@rbccm.com	440.715.2649
	Brian Hawthorne	brian.hawthorne@rbccm.com	440.715.2653
RW Baird	RJ Milligan	rjmilligan@rwbaird.com	813.273.8252
	Will Harman	wharman@rwbaird.com	414.298.2337
Sandler O'Neill & Partners, LP	Alex Goldfarb	agoldfarb@sandleroneill.com	212.466.7937
	Daniel Santos	dsantos@sandleroneill.com	212.466.7927
Sun Trust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	212.303.4124
	Ian Gaule	ian.gaule@suntrust.com	212.590.0948
UBS	Frank Lee	frank-a.lee@ubs.com	415.352.5679
	Nick Yulico	nick.yulico@ubs.com	212.713.3402

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q2 2017 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 22

APPENDIX 23

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 REPORTING DEFINITIONS AND EXPLANATIONS 24 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other G&A costs associated with relocation of the Company's headquarters, transactions costs associated with our proposed spin- off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, provision for bad debts and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure. Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) attributable to common stockholders for real estate acquisition costs, impairment losses, gains/losses from the sale of real estate and debt transactions and other items that we do not consider to be indicative of our on-going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA and Adjusted EBITDA is included in the Appendix found at the end of this presentation.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 REPORTING DEFINITIONS AND EXPLANATIONS 25 Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA of a quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDA is included in the Appendix found at the end of this presentation. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation. Adjusted Debt to Annualized Adjusted EBITDA is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs. Annualized Cash Rents represents the annualized monthly Contractual Rent, less any rent reserved for, multiplied by twelve. Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For Multi-Tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Contractual Rent represents monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from our Owned Properties recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk. Convertible Notes are the $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using a month to month historical CPI index) by the initial lease term, expressed as a percentage of the Gross Investment.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 REPORTING DEFINITIONS AND EXPLANATIONS 26 Enterprise Value represents Total Market Capitalization less cash and cash equivalents as of the date indicated. Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company’s common stock as of the date indicated. Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDA to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the Gross Investment in the related properties. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease. Master Trust 2013 and Master Trust 2014 (collectively Master Trust Notes) are net-lease mortgage notes issued under the Spirit Master Funding Program and the securitization trusts established thereunder. Indirect special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 REPORTING DEFINITIONS AND EXPLANATIONS 27 Net Book Value represents the Real Estate Investment value net of accumulated depreciation. Occupancy is calculated by dividing the number of economically yielding Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date. Owned Properties refers to properties owned fee- simple or ground leased by Company subsidiaries as lessee. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Revolving Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2019. The 2015 Credit Facility includes sublimits for swingline loans and letter of credit issuances. Swingline loans and letters of credit reduce availability under the 2015 Credit Facility.  The ability to borrow under the 2015 Credit Facility is subject to the ongoing compliance with customary financial covenants. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% senior unsecured notes due 2026. Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand. Term Loan refers to a $420.0 million unsecured term facility which includes an accordion feature which allows the facility to be increased to up to $600.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be re-borrowed within 30 days up to the then available loan commitment. Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated. Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company’s balance sheet as of the date indicated. Unencumbered Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate this ratio by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 28 Unencumbered Assets to Unsecured Debt Q2 2017 Unsecured debt: Revolving Credit Facility $ 320,000 Term Loan 420,000 Senior Unsecured Notes 300,000 Convertible Notes 747,500 Total Unsecured Debt $ 1,787,500 Unencumbered Assets $ 4,856,317 Unencumbered Assets / Unsecured Debt 2.7x NON-GAAP RECONCILIATIONS $ in thousands Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published. Adjusted Debt, Adjusted EBITDA, Annualized Adjusted EBITDA Q2 2017 Revolving Credit Facility $320,000 Term Loan, net 418,880 Senior Unsecured Notes, net 295,135 Mortgages and notes payable, net 2,103,425 Convertible Notes, net 709,183 Total debt, net 3,846,623 Add / (less): Unamortized debt discount, net 46,686 Unamortized deferred financing costs 33,132 Cash and cash equivalents (11,246) Restricted cash balances held for the benefit of lenders (52,277) Total adjustments 16,295 Adjusted Debt $3,862,918 Net income attributable to common stockholders $23,206 Add / (less): Interest 46,826 Depreciation and amortization 64,220 Income tax expense 265 Total adjustments 111,311 EBITDA 134,517 Add / (less): Transaction costs 485 Real estate acquisition costs 424 Impairments on real estate assets 15,996 Realized gain on sales of real estate assets (15,273) Loss on debt extinguishment (8) Total Adjustments 1,624 Adjusted EBITDA $136,141 Annualized Adjusted EBITDA $544,564 Adjusted Debt / Annualized Adjusted EBITDA 7.1x Adjusted Debt / Annualized Adjusted EBITDA excluding severance costs (1) 6.6x Enterprise value $7,255,977 Adjusted Debt / Enterprise Value 53.2% Fixed Charge Coverage Ratio (FCCR) Q2 2017 Q2 2017 (1) Annualized Adjusted EBITDA $ 544,564 $ 588,964 Interest expense 46,826 46,826 Less: Non-cash interest (5,665) (5,665) Fixed charges $ 41,161 $ 41,161 Annualized fixed charges $ 164,644 $ 164,644 Fixed Charge Coverage Ratio 3.3x 3.6x (1) Excludes severance costs of $11.1 million for the three months ended June 30, 2017

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2017 Q2 2017 FORWARD-LOOKING STATEMENTS AND RISK FACTORS 29 The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit's proposed spin-off of properties leased to Shopko and assets that collateralize Master Trust 2014 and the impact of the spin-off on Spirit's business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.